UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): June 2, 2014

HEALTHCARE CORPORATION OF AMERICA

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road
Suite 230
Denville, NJ	07834
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:	(973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

New Financing Transaction

Securities Purchase Agreement

On June 2, 2014, the Company entered into a securities purchase agreement dated May 31, 2014 (the “SPA”) with certain purchasers (each a “Purchaser” and collectively, the “Purchasers”) named therein. Pursuant to the SPA, the Company issued $3.2 million of Secured Convertible Debentures (the “Debentures”), which Debentures are convertible into shares of the Company’s common stock at an initial fixed Conversion Price equal to $0.05 per share. Of the $3.2 million of new Debentures, $2.2 million was of new funding and $1.0 million was converted from the Notes (as defined below) issued in the April 2014 bridge loan. The Purchasers of Debentures also received warrants (the “Warrants”) to purchase 64.3 million shares of the Company’s common stock at an exercise price of $0.10 per share. In addition, the Company received a commitment from a Purchaser to purchase an additional $750,000 of Debentures and related Warrants by no later than June 15, 2014. The Company may continue to make subsequent placements under the SPA until the earlier of the date that it has placed an aggregate of $5.775 million in Debentures under the SPA or the date that is one year after the date of such initial closing (the private placements under the SPA are collectively referred to as the “Private Placement”). Selway Capital Holdings LLC, which loaned the Company $250,000 as a Purchaser, is 50% owned by Edmundo Gonzalez and Yaron Eitan, each of whom is one of our directors. Selway Capital Holdings LLC. Either itself or through its affiliates also provided the commitment to purchase up to $750,000 of Debentures by no later than June 15, 2014.

The Company and the Purchasers agreed (i) to customary indemnification provisions, (ii) that the Purchasers would have the right to participate in future financing transactions, (iii) the Purchasers would be entitled to receive the most favorable terms provided to future investors for so long as the Debentures and Warrants were outstanding.

In connection with the closing of the Private Placement that took place on June 2, 2014, the Company agreed to pay Chardan Capital Markets, the placement agent, a fee representing 10% of the principal amount of the Debentures and warrants to purchase 4,400,000 shares of the Company’s common stock, each on the same terms and conditions as the securities issued to the Purchasers. Such fee was calculated based on the amount of cash raised on June 2, 2014.

Exercise or conversion of all securities issued pursuant to the SPA in amounts in excess of the Company’s currently authorized shares are subject to the Company obtaining stockholder approval (the “Stockholder Approval”) of an increase in the number of authorized shares in its Certificate of Incorporation.

The foregoing is a summary of the material terms of the SPA, a copy of which is attached hereto as Exhibit 4.1.

Secured Convertible Debentures

The Debentures are senior indebtedness of the Company secured against the assets of the Company. The Debentures have a three year term expiring on May 31, 2017, and accrue interest at a rate 10% per year. Interest is payable in cash, provided, however, that the Company can elect to pay interest in shares of its common stock in the event that certain conditions are met. The Debentures may not be prepaid by the Company. At any time and from time to time holders may convert the Debentures into common stock at the conversion price. In the event the Company fails to timely issue shares upon conversion of the Debentures, it shall pay a penalty for each trading day such failure continues equal to 2% of the value of the shares it has failed to deliver based on the closing price of the common stock on the last day the Company could have timely delivered the shares. In addition, in the event the holder covers a net short position resulting from the Company’s failure to timely convert the Debentures, then the Company shall be required to compensate the holder cash for any damages. The conversion price shall be adjusted in the event of a reclassification of the Company’s common stock, stock splits, combinations and dividends, and upon issuances of shares (or convertible securities) with a price or conversion price less than the conversion price. The holders of the Debentures have the right to receive a pro-rata share of any dividend or distribution by the Company on an as-converted basis.

2

The following events are “Events of Default” under the Debentures: (i) the failure of the Company to observe or perform any covenant or agreement under any transaction document, subject to a cure period in certain circumstances; (ii) suspension of trading of the Company’s common stock, subject to certain cure periods; (iii) the company is party to a change of control transaction; (iv) an uncured conversion or delivery failure upon conversion of the Debentures; (v) failure to pay the principal of the Debentures when due; (vi) the Company’s bankruptcy or insolvency; (vii) a final judgment in excess of $150,000 against the Company; (viii) a default under the Loan and Security Agreement dated July 17, 2013 with Partners for Growth III, L.P.; (ix) a change of control of the Company; and (x) the failure of the Company to obtain the Stockholder Approval by October 31, 2014. In the case of an event of a default, the Company shall pay interest at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Debentures provide for certain restrictive covenants of the Company, including prohibitions on: (i) incurring certain indebtedness; (ii) creation of certain liens; (iii) amending its charter documents; (iv) repurchases of the Company’s capital stock; (v) repayment or repurchasing of indebtedness other than the Debentures other than permitted indebtedness; (vi) paying cash dividends or making distributions on any equity securities of the Company; and (vii) entry into certain transactions with affiliates.

The foregoing is a summary of the material terms of the Debentures, a form of which is attached hereto as Exhibit 4.2.

Warrants

In addition to being exercisable for cash, the Warrants may also be exercised on a cashless basis. In the event the Company fails to timely issue shares upon exercise of the Warrants, it shall pay a penalty for each trading day such failure continues equal to 1% of the value of the shares it has failed to deliver. In addition, in the event the holder covers a net short position resulting from the Company’s failure to timely issue shares upon exercise of the Warrants, then the Company shall be required to compensate the holder in the form of cash or additional shares (calculated based on the lowest closing sale price of the common stock between the exercise date and such issuance). The Exercise Price shall be adjusted in the event of a reclassification of the Company’s common stock, stock splits, combinations and dividends, and upon issuances of stock with an exercise price less than the exercise price of the Warrants.

The foregoing is a summary of the material terms of the Warrants, a form of which is attached hereto as Exhibit 4.3.

Security Agreement and Subsidiary Guarantee

The Company and its subsidiaries entered into a Security Agreement with the Purchasers pursuant to which the Company and its subsidiaries agreed to secure the payment of all obligations under the Debentures by granting and pledging to the Purchasers a continuing security interest in all of the Company’s and its subsidiaries’ property now owned or at any time hereafter acquired by them.

In addition the Company’s subsidiaries executed a Guarantee of the Company’s obligations under the Debentures.

The foregoing is a summary of the material terms of the Security Agreement and Subsidiary Guarantee, copies of which are attached hereto as Exhibits 4.4 and 4.5, respectively.

Registration Rights Agreement

Pursuant to a registration rights agreement (the “Registration Rights Agreement”) entered into in connection with the Private Placement, the Company is required to file a registration statement covering all securities issued or issuable pursuant to the SPA (the “SPA Securities”) no later than August 29, 2014 and to have such registration statement become effective no later than November 27, 2014. The holders of SPA Securities are entitled to liquidated damages in the amount of 1.5% of the face value of the Debentures for each 30 day period the company fails to comply with its obligations under the Registration Rights Agreement. In the event the Company fails to timely make such liquidated damages payment, the such amounts shall accrue interest at a rate of 18% per year.

The foregoing is a summary of the material terms of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.6.

3

Amendment to Transaction with Partners for Growth III, L.P.

On June 2, 2014, the Company entered into a Forbearance Agreement dated May 31, 2014 with Partners for Growth III, L.P. (“PFG”) pursuant to which PFG agreed, subject to certain conditions, to forbear from exercising its rights and remedies under applicable loan documents between it and the Company until September 1, 2014. In connection with the Forbearance Agreement, the Company entered into an Amended and Restated Loan and Security Agreement, which, among other things, certain financial covenants were revised. In addition, the note issued to PFG ($5.73 million, including accrued interest) was amended to be convertible at a price of $0.15 per share and the outstanding warrants to purchase 3.7 million shares were amended to be exercisable at $0.15 per share

A copy of the Forbearance Agreement and Amended and Restated Loan and Security Agreement are attached hereto as Exhibits 4.7 and 4.8.

Item 1.02 Termination of Material Definitive Agreement

As previously reported by the Company, on April 4, 2014, the Company entered into a Note Purchase Agreement with the persons named therein pursuant to which such persons loaned the Company $1,000,000 and the Company issued $1,000,000 in Secured Convertible Term Notes (the “Notes”). In connection with the Private Placement, the holders of the Notes elected to convert the Notes into the Debentures, as described in Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the terms of the transactions and related obligations entered into on June 2, 2014 by and among the Company, the Lenders and PFG, is summarized in Item 1.01 to this report, which is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities

Private Placement

Pursuant to the Private Placement and the transactions described in Item 1.01 of this report, which description is incorporated by reference into this Item, the Company issued to the Purchasers and the Agent: (i) Notes with a principal amount of $3.2 million; and (ii) warrants to purchase 64.3 million shares of common stock. Each of the securities were issued in connection with transactions not involving a public offering.

Transaction with PFG

Pursuant to the transactions described in Item 1.01 of this report, which description is incorporated by reference into this Item, the Company modified the terms of certain existing promissory notes and conditional warrants to reduce the conversion price or exercise price of such securities, as applicable, as specified in Item 1.01. Each of the securities were issued in connection with transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
4.1	Securities Purchase Agreement dated May 31, 2014
4.2	Form of Debentures issued May 31, 2014
4.3	Form of Warrant issued May 31, 2014
4.4	Security Agreement dated May 31, 2014
4.5	Subsidiary Guarantee dated May 31, 2014
4.6	Registration Rights Agreement dated May 31, 2014
4.7	Forbearance Agreement dated May 31, 2014
4.8	Amended and Restated Loan and Security Agreement dated May 31, 2014
99.1	Press Release dated June 3, 2014

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE CORPORATION OF AMERICA
Dated: June 5, 2014

By:	/s/ Natasha Giordano
	Name:	Natasha Giordano
	Title:	Chief Executive Officer

5